UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2007

Date of Report (Date of Earliest Event Reported)

KENMAR GLOBAL TRUST

(Exact name of Registrant as Specified in its Charter)

Delaware	333-08869	06-6429854
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

900 King Street, Rye Brook, New York	10573
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Registrant and Preferred Investment Solutions Corp., Registrant’s managing owner (the “Managing Owner”) entered into the following agreements to complete the disposition of the Asset (as defined below) by the Registrant, which disposition was described more fully in Registrant’s Form 8K filed on August 24, 2007.

Purchase Agreement

On September 24, 2007, the Registrant and the Managing Owner entered into a Purchase Agreement (the “Purchase Agreement”), effective as of August 10, 2007, whereby the Managing Owner agreed to acquire all the Registrant’s rights, title and interest to the Investment Advisory Agreement (“Advisory Agreement”) dated February 11, 2004, by and between the Registrant and Sentinel Management Group, Inc. (“Sentinel”), an SEC-registered investment adviser and a CFTC-registered futures commission merchant, and to the Registrant’s right, title and interest to the Registrant’s deposits in an account (“Account”) managed by Sentinel, including the Registrant’s rights to the funds in the Account, including all claims related thereto against Sentinel (the “Asset”). The purchase price for the Asset was $1,685,193.09 (the “Purchase Price”), which represented the recorded value of the Registrant’s deposit in the Account as reported to the Registrant by Sentinel at the close of business on August 10, 2007, the business day immediately preceding the day on which withdrawals from the Account were suspended by Sentinel. The payment of the Purchase Price by the Managing Owner to the Registrant was paid by a Demand Promissory Note made by the Managing Owner in favor of the Registrant pursuant to the terms described below and secured by a Security Agreement pursuant to the terms described below.

The foregoing does not constitute a complete summary of the terms of the Purchase Agreement, and reference is made to the text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Demand Promissory Note

On September 24, 2007, the Managing Owner made a Demand Promissory Note (the “Note”), effective as of August 10, 2007, in favor of the Registrant in the principal amount of $1,685,193.09 with interest at a fluctuating rate equal to the rate of interest per annum reported by the Wall Street Journal as the prime rate. Interest on the Note is payable on the outstanding principal amount of the Note monthly in arrears on the 1st day of each calendar month with the first interest payment due on October 1, 2007.

Any portion of the principal amount which is not demanded by the Registrant prior to August 31, 2009 will be due and payable by the Managing Owner, with all accrued and unpaid interest thereon, on August 31, 2009, unless the Registrant agrees to an extension of the Note.

The Note is subject to the terms of the Security Agreement described below.

The foregoing does not constitute a complete summary of the terms of the Note, and reference is made to the text of the Note, a copy of which is filed as Exhibit 4.1 hereto, which is incorporated herein by reference.

Security Agreement

On September 24, 2007, the Registrant and the Managing Owner entered into a Security Agreement (the “Security Agreement”), effective as of August 10, 2007, whereby, in order to induce the Registrant to accept the Note in consideration for the Asset, the Managing Owner granted the Registrant a first priority interest in the Asset to secure payment of the Note.

The foregoing does not constitute a complete summary of the terms of the Security Agreement, and reference is made to the text of the Security Agreement, a copy of which is filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Demand Promissory Note dated September 24, 2007, effective as of August 10, 2007, made by Preferred Investment Solutions Corp. in favor of Kenmar Global Trust.

10.1	Purchase Agreement dated September 24, 2007, effective as of August 10, 2007, by and between Kenmar Global Trust and Preferred Investment Solutions Corp.

10.2	Security Agreement dated September 24, 2007, effective as of August 10, 2007, by and between Kenmar Global Trust and Preferred Investment Solutions Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

KENMAR GLOBAL TRUST
(Registrant)

	By:	Preferred Investment Solutions Corp.
its Managing Owner

Date: September 28, 2007	By:	/s/ Lawrence S. Block
		Name:	Lawrence S. Block
		Title:	Senior Vice President and
General Counsel